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                                                                   Exhibit 10.35


                          AMENDMENT TO RIGHTS AGREEMENT

         THIS AMENDMENT, DATED AS OF FEBRUARY 6, 2000, IS BETWEEN RHYTHMS NETCONNECTIONS INC. (THE "COMPANY") AND COMPUTERSHARE TRUST CO., INC. (THE "RIGHTS AGENT").

                                    RECITALS

         A. The Company and the Rights Agent are parties to a Rights Agreement dated April 2, 1999 (the "Rights Agreement").

         B. The Company has entered into a Preferred Stock and Warrant Purchase Agreement, dated February 6, 2000 with HMTF Bridge RHY, LLC (the "Securities Purchase Agreement"). It is contemplated that HMTF Bridge RHY, LLC will assign its rights under the Securities Purchase Agreement to entities affiliated with Hicks, Muse, Tate & Furst Incorporated (each, a "HMTF Purchaser").

         C. Pursuant to the Securities Purchase Agreement and the transactions contemplated thereby, the Company has agreed to issue and sell, and the HMTF Purchasers have agreed to purchase, shares of the Series E Preferred Stock and Warrants to purchase shares of the Company's common stock (the "Common Stock").

         D. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that the amendment to the Rights Agreement, as set forth herein, is necessary and desirable to reflect the Transactions and the Company and the Rights Agent desire to evidence such amendment in writing.

         E. Terms used but not defined herein have the meaning ascribed to such terms in the Securities Purchase Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. AMENDMENT OF SECTION 1, DEFINITION OF "ACQUIRING PERSON." The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended to add the following clause immediately after the end of subsection (ii) of the definition of "Acquiring Person" and immediately prior to the beginning of the definition of "Adjustment Shares";

                           (iii) the HMTF Purchasers and their Affiliates (the
                  "Purchasers") shall not be deemed to be Acquiring Persons with respect to the Purchasers' beneficial ownership of (x) the Company's Series E Convertible Preferred Stock and warrants to purchase the Company's Common Stock (the "Original Securities") acquired pursuant to the terms and conditions of the Securities Purchase Agreement (defined below) or pursuant to a subsequent transfer of such Original Securities from another Purchaser or any shares of Common Stock issued or issuable pursuant to any conversion rights, exercise rights or purchase rights (including preemptive rights) associated with the Original Securities (including as

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                  a result of dividends received on the Original Securities) or
                  (y) any shares of Common Stock or other securities convertible into or exchangeable for Common Stock issued to the Purchasers as a dividend, distribution, stock split or other action taken by the Company with respect to shares of Common Stock generally or the Original Securities (collectively, the "Excluded Securities"), no matter what percentage of the outstanding Common Stock the Excluded Securities constitute. However, nothing herein shall prevent any Purchaser from being deemed to be an "Acquiring Person" if, other than the Excluded Securities, such Purchaser, together with all Affiliates and Associates of such Purchaser, shall be the Beneficial Owner of 5% or more of the shares of Common Stock of the Company then outstanding.

         2. ADDITION OF SECTION 1. Language in Section 1 immediately prior to the definition of "Shares Acquisition Date" shall be inserted into the Rights Agreement as follows:

                           " 'Securities Purchase Agreement' shall mean the
                  Securities Purchase Agreement dated as of February 6, 2000, by and among the Company and each of the Purchasers listed on
                  Schedule I thereto."

         3. AMENDMENT OF SECTION 27. Section 27 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof.

                           "No further amendment of the Rights Agreement that is
                  inconsistent with this Amendment and materially adversely affects any Purchaser shall be valid unless approved in writing by such Purchaser."

         4. ADDITION OF SECTION 35. Section 35 shall be inserted into the Rights Agreement as follows:

                           "Section 35. Certain Capitalized Terms. All terms
                  which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Securities Purchase Agreement shall be used in the Rights Agreement as defined in the Securities Purchase Agreement."

         5. GOVERNING LAW. This Amendment shall be governed by, interpreted under, and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         7. THIRD-PARTY BENEFICIARIES. The HMTF Purchasers shall be third-party beneficiaries of the Rights Agreement to the extent specifically set forth herein.

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         8.       TERMINATION. This Agreement shall automatically terminate
and be null and void upon termination of the Securities Purchase Agreement pursuant to Section 8.4(a) thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

RHYTHMS NETCONNECTIONS INC.


By:
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         Name:    Catherine Hapka
         Title:   Chairman and Chief Executive Officer


COMPUTERSHARE TRUST CO., INC.


By:
   --------------------------------------------------------

         Name:
                 ------------------------------------------
         Title:
                 ------------------------------------------


COMPUTERSHARE TRUST CO., INC.


By:
   --------------------------------------------------------

         Name:
                 ------------------------------------------
         Title:
                 ------------------------------------------


                       [SIGNATURE PAGE FOR AMENDMENT TO RIGHTS AGREEMENT]















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